As filed with the Securities and Exchange Commission on February 6, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMAZON.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1646860 (IRS Employer Identification Number)
410 Terry Avenue North
Seattle, Washington 98109-5210
(206) 266-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Zapolsky
Senior Vice President, Chief Global Affairs & Legal Officer
Amazon.com, Inc.
410 Terry Avenue North
Seattle, Washington 98109-5210
(206) 266-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4034

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction ID. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction ID. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Amazon.com, Inc.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS

We may from time to time offer to sell our senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares, or purchase contracts, as well as units that include any of these securities or securities of other entities, separately or together in any combination. The senior or subordinated debt securities may consist of debentures, notes, or other types of debt. The senior or subordinated debt securities, preferred stock, warrants, and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock, other securities of ours, or debt or equity securities of one or more other entities.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “AMZN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We may offer and sell these securities to or through one or more underwriters, dealers, agents, or other third parties, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus.

Our principal executive offices are located at 410 Terry Avenue North, Seattle, Washington 98109. Our telephone number is (206) 266-1000.

Investing in our securities involves certain risks. You should read this prospectus and the applicable prospectus supplement carefully before you invest. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement. Also see “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 6, 2026

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.
We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.
The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. You may obtain copies of these documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Registrant,” “Amazon,” “we,” “us,” and “our” refer to Amazon.com, Inc. and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements, and amendments to reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding Amazon.com, Inc. and other companies that file materials electronically with the SEC. Copies of our periodic and current reports and proxy statements may be obtained, free of charge, on our website at www.amazon.com/ir. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules and exhibits furnished in connection with such items):
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 6, 2026;

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The description of our common stock, par value $0.01, contained in our Registration Statement on Form 8-A, filed with the SEC on May 2, 1997, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on January 31, 2020, and as subsequently amended or updated; and

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Future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC and exhibits furnished in connection with such items. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in and incorporated by reference into this prospectus excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, if such person makes a written or oral request directed to:
Amazon.com, Inc.
ATTN: Investor Relations
P.O. Box 81226
Seattle, WA 98108-1226
(206) 266-1000
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PROVIDED IN CONNECTION WITH AN OFFERING. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, AND WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including documents incorporated herein by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding guidance, industry prospects, or future results of operations or financial position, made in or incorporated by reference into this prospectus are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results and outcomes could differ materially for a variety of reasons, including, among others, fluctuations in foreign exchange rates and energy prices, changes in global economic conditions, tariff and trade policies, resource and supply volatility, including for memory chips, and customer demand and spending, inflation, interest rates, regional labor market constraints, world events, the rate of growth of the internet, online commerce, cloud services, and new and emerging technologies, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which we enter into, maintain, and develop commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results or outcomes to differ significantly from management’s expectations, are described in greater detail in our Annual Report on Form 10-K for the annual period ended December 31, 2025, under “Item 1A of Part I — Risk Factors.” Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”
ABOUT THE REGISTRANT
We seek to be Earth’s most customer-centric company. We are guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. In each of our segments, we serve our primary customer sets, consisting of consumers, sellers, developers, enterprises, content creators, advertisers, and employees.
RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K or any subsequent Quarterly Report on Form 10-Q, which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds of any offering for general corporate purposes, which may include, but are not limited to, repayment of debt, acquisitions, investments, working capital, investments in our subsidiaries, capital expenditures, and repurchases of outstanding shares of common stock. Net proceeds may be temporarily invested prior to use.
DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
Amazon.com, Inc. will be the issuer of any debt securities we may offer and references to “we,” “our,” or “us” in this description do not, unless the context otherwise indicates, include any of its subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, any senior debt securities will be issued under the indenture, dated as of November 29, 2012, between Amazon.com, Inc. and Computershare Trust Company, National Association as successor to Wells Fargo Bank, National Association, as trustee, which we refer to as the senior indenture. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. The terms of each series of debt securities will be set forth in a resolution of the board of directors of the Registrant, an officers’ certificate or by a supplemental indenture. You should read the indentures, including any amendments or supplements or any officers’ certificate setting forth the terms of any series of notes, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Any senior debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that we may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class. In addition, we will describe in the applicable prospectus supplement material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Any taxes withheld or deducted from payments in respect of the debt securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder.
Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:
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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

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the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

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the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where the principal of, and premium, if any, and interest on, the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail, or other means if other than as set forth in the applicable indenture;

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the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

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any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

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the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

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the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

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if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

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the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

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the terms of any repurchase or remarketing rights;

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if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

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whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

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any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

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any provisions granting special rights to holders when a specified event occurs;

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if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

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whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

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with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

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whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on which they will be sold;

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any guarantees on the debt securities;

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the provisions, if any, relating to any security provided for the debt securities of the series;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;

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if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and

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any and all additional, eliminated, or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Subordination of Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
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the indebtedness ranking senior to the debt securities being offered;

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the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

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the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Redemption
If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.
Selection and Notice
If less than all of the debt securities of a series are to be redeemed at any time, the trustee will select the debt securities of such series for redemption by lot, based on the applicable procedures of The Depository Trust Company (“DTC”).
No debt securities in principal amount of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or in cases of notes held in book entry form, by electronic transmission) at least 30 but not more than 60 days before the redemption date to each holder of debt securities of such series to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities of such series or a satisfaction and discharge of the indenture.
If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount of that debt security that is to be redeemed. For debt securities issued in certificated form, a new certificate in principal amount equal to the unredeemed portion of the original debt security will be issued in the name of the holder of the original debt security upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions of the debt securities called for redemption.
The trustee will not be liable for selections made by it as contemplated in this section. For any debt securities which are represented by global securities held on behalf of DTC, Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), or Clearstream Banking S.A. (“Clearstream”), notices may be given by delivery of the relevant notices to DTC, Euroclear, or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.
Reports
Whether or not required by the rules and regulations of the SEC, so long as any debt securities are outstanding, we shall file with the trustee, within the time periods specified by the SEC’s rules and regulations, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we would be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates).
Events of Default & Effects of an Event of Default
The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture, officers’ certificate, or resolution of our board of directors pursuant to which a series of debt securities is issued:
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failure to pay any interest on any of the debt securities of such series within 30 days after such interest becomes due and payable;

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failure to pay principal of (or premium, if any, on) any of the debt securities of such series at maturity, or if applicable, the redemption price, when the same becomes due and payable by the terms of the debt securities of such series;

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failure to pay any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series, and continuance of such default for a period of 30 days;

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failure to comply with any of the covenants or agreements in any of the debt securities of such series or the indenture (other than an agreement or covenant that we included in the indenture solely for the benefit of another series of debt securities) for 90 days after there has been given, by registered or certified mail, to us by the trustee or to us by the holders of at least 25% in principal amount of all outstanding debt securities of a series affected by that failure, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

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certain events involving our bankruptcy, insolvency, or reorganization; and

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any other Event of Default provided in the supplemental indenture, officers’ certificate, or resolution of our board of directors under which such series of debt securities is issued or in the form of security for such series.

A default under one series of debt securities issued under the indenture will not necessarily be a default under another series of debt securities under the indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.
If an event of default for a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of that series may require us to pay immediately the principal amount plus accrued and unpaid interest on all the debt securities of that series. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization occurs with respect to us, the principal amount plus accrued and unpaid interest on the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the debt securities of such series then outstanding may in some cases rescind this accelerated payment requirement.
A holder of debt securities of any series may pursue any remedy under the indenture applicable to the debt securities of that series only if:
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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in principal amount of the debt securities of such series then outstanding make a written request to the trustee to pursue the remedy;

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the holder furnishes to the trustee indemnity reasonably satisfactory to the trustee against loss, liability, or expense;

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the trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

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during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of any holder to sue for enforcement of any overdue payment with respect to the debt securities of such series. In most cases, holders of a majority in principal amount of the debt securities of any series then outstanding may direct the time, method, and place of:
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conducting any proceeding for any remedy available to the trustee with respect to the debt securities of such series; and

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exercising any trust or power conferred on the trustee not relating to or arising under an event of default with respect to the debt securities of such series.

The indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in the indenture, and we are required upon becoming aware of any default or Event of Default, to deliver to the trustee a written statement specifying such default or Event of Default.
Covenants
Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction.
Consolidation, Merger, or Sale
We will covenant not to consolidate with or merge into any other person or sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of our and our subsidiaries’, taken as a whole, assets to any person unless either we are the surviving corporation or the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or, if such person is not a corporation, a co-obligor of the notes is a corporation organized under any such laws, and any successor or purchaser expressly assumes our obligations under the debt securities by an indenture supplemental to the indenture, and immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing. An officers’ certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.
Modification and Waiver
Except as provided in the next two succeeding paragraphs, the indenture or the debt securities of any series may be amended or supplemented, and waivers may be obtained, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series at the time outstanding (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, debt securities of such series), and any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium on, if any, or interest on, debt securities of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of such indenture or the applicable debt securities may be waived with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of the applicable series at the time outstanding (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series). Without the consent of each holder of outstanding debt securities affected thereby, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):
•
reduce the percentage in principal amount of debt securities, the consent of whose holders is required for any amendment, supplement, or waiver;

•
reduce the rate of or change the time for payment of interest on the debt securities;

•
reduce the principal or change the stated maturity of any debt securities of any series;

•
reduce any premium payable on the redemption of any debt security, change the time at which any debt security may or must be redeemed or alter or waive any of the provisions with respect to the redemption of such debt securities;

•
make payments on any debt security payable in currency other than as originally stated in such debt security;

•
impair the holder’s right to institute suit for the enforcement of any payment on any debt security; or

•
waive a continuing default or event of default regarding any payment on the debt securities.

Notwithstanding the preceding, without the consent of any holder of debt securities, we and the trustee may amend or supplement the indenture or the applicable debt securities in certain circumstances, including:
•
to cure any ambiguity, omission, defect, or inconsistency;

•
to provide for the assumption of our obligations under the indenture by a successor or transferee upon any merger, consolidation, or asset transfer;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;

•
to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act, if applicable;

•
to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any of our rights under the indenture;

•
to add additional Events of Default with respect to any series of debt securities;

•
to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•
to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

•
to facilitate the defeasance and discharge of any series of debt securities otherwise in accordance with the defeasance provisions of the indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of such series in any material respect;

•
to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

•
to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

The holders of not less than a majority in principal amount of the debt securities of each series then outstanding may on behalf of the holders of all of the debt securities of such series waive any past default with respect to those debt securities, except a default in the payment of the principal of or interest on any debt security of such series (provided, that the holders of a majority in principal amount of the debt securities of each series then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).
A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series that does not have the benefit of such covenant, Event of Default or other provision. It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment, or waiver, but it shall be sufficient if such consent approves the substance of it.
Information Concerning the Trustee
If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have furnished the trustee indemnity reasonably satisfactory to it.
If the trustee becomes a creditor of ours, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign, or obtain an order from the SEC permitting it to remain as trustee.
Paying Agent, Registrar, and Transfer Agent
For any debt securities we issue, we will maintain one or more paying agents (each, a “Paying Agent”). We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more Paying Agents, other than the trustee, for all or any series of such debt securities. If we fail to appoint or maintain another entity as Paying Agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as Paying Agent.
We will also maintain one or more registrars (each, a “Registrar”). We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more Registrars, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as Registrar, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as Registrar.
We will also maintain one or more transfer agents (each, a “Transfer Agent”). Each Transfer Agent shall perform the functions of a transfer agent. We, upon written notice to the trustee accompanied by an officers’ certificate, may appoint one or more Transfer Agents, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as Transfer Agent, the trustee shall act as such. We or any of our subsidiaries, upon notice to the trustee, may act as Transfer Agent.
The Registrar will maintain a register reflecting ownership of debt securities outstanding from time to time, and the Paying Agents will make payments on and facilitate transfer of debt securities on our behalf. We may change any Paying Agents, Registrars or transfer agents without prior notice to the holders of debt securities.

Governing Law
The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.
Satisfaction and Discharge of Indenture
The indenture shall cease to be of further effect with respect to a series of debt securities when either:
•
we have delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost, or stolen and that have been replaced or paid as provided in the indenture;

•
all outstanding securities of such series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or noncallable U.S. governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

•
we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the securities of such series and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the securities of such series have been complied with.
Defeasance
The term defeasance means the discharge of some or all of our obligations under the indenture. If we deposit with the trustee funds or U.S. government securities, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent accountants, to make payments on any series of debt securities on the dates those payments are due and payable, then, at our option, either of the following will occur:
•
we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

•
we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for our obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium, and interest on the debt securities of such series will also survive. We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain, or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Same-Day Settlement and Payment
Unless otherwise provided in the applicable prospectus supplement, we expect the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Book-Entry, Delivery, and Form
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.
Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
Ownership of Beneficial Interests
Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).
So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.
All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.
We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.
Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction.
Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:
(1)  DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days; or
(2)  we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect.
These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.
Euroclear and Clearstream
If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream or Euroclear, in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

DESCRIPTION OF COMMON STOCK
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AMZN.” All outstanding shares of common stock are validly issued, fully paid, and nonassessable.
The following description of the terms of our common stock is not complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), both of which are exhibits to this prospectus.
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters submitted for action by our stockholders. There is no provision for cumulative voting with regard to the election of directors.
Dividend and Liquidation Rights
Subject to the preferences applicable to any shares of preferred stock outstanding at any time, holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors from funds legally available therefor and are entitled, in the event of a liquidation, to share ratably in all assets available for distribution after payment of all debts.
Other Rights
The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.
Anti-Takeover Provisions of our Certificate of Incorporation, Bylaws, and Delaware Law
Various provisions contained in our Certificate of Incorporation, our Bylaws, and Delaware law could delay or discourage some transactions involving an actual or potential change in control of Amazon or its management.
Certificate of Incorporation and Bylaws
Provisions in our Certificate of Incorporation and our Bylaws:
•
authorize our board of directors to establish one or more series of any class or classes of our stock, the terms of which can be determined by the board of directors at the time of issuance;

•
do not authorize cumulative voting; and

•
allow our directors to fill any vacancies on our board of directors, including vacancies resulting from a board of directors resolution to increase the number of directors.

Transfer Agent
Computershare, Inc. serves as transfer agent and registrar for our common stock.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preferred stock, depositary shares, purchase contracts, warrants, or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in a prospectus supplement.
The applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids.
We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for us or our respective affiliates, in the ordinary course of business.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF THE SECURITIES
Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following statement sets forth our expenses in connection with the offering described in this Registration Statement (all of which will be borne by us). All amounts shown are estimated.
SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Accounting fees and expenses		+
Miscellaneous expenses		+
Trustee fees and expenses		+
Total	$	+

*
In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.

+
Estimated expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, among other things, that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines, and settlement amounts actually and reasonably incurred in connection with specified actions, suits, or proceedings brought by third parties, whether civil, criminal, administrative, or investigative, if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions and actions brought directly by the corporation, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification of expenses if the person seeking indemnification has been found liable to the corporation. In addition, the statute requires indemnification of directors and officers to the extent they have been successful, on the merits or otherwise, in defending an action, suit, or proceeding (whether brought by a third party or by or on behalf of the corporation). The statute also permits a corporation to pay expenses of defense in advance of the final disposition of an action, suit, or proceeding upon receipt (in the case of a current director or officer) of an undertaking to repay any amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.
Section 10 of Amazon.com, Inc.’s (the “Registrant”) Amended and Restated Bylaws (the “Bylaws”) requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Bylaws provide a right to indemnification for all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. Directors and officers also have the right under Section 10 of the Bylaws to be paid expenses incurred in defending any such action, suit, or proceeding in advance of its final disposition, provided that any advancement of expenses incurred by an individual in his or her capacity as a director or officer (but not in any other capacity) will be made only upon delivery to the Registrant of an undertaking, by or on behalf of the director or officer, to repay any amounts advanced if it is ultimately determined, by a final judicial decision from which there is no further right to appeal, that the director or officer is not entitled to be indemnified for the expenses under Section 10 or otherwise.
Directors and officers of the Registrant are also entitled to indemnification and advancement under Section 10 of the Bylaws to the extent they serve as a director or officer of a majority-owned subsidiary of the Registrant, or in an executive or management capacity at a partnership, joint venture, trust, or other enterprise of which the Registrant or one of its wholly-owned subsidiaries is a general partner or has a majority ownership interest.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.
Article 10 of the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
The Registrant has entered into certain indemnification agreements with its directors. The indemnification agreements provide the Registrant’s directors with further indemnification and advancement of expenses, to the maximum extent permitted by law.
The foregoing summaries are necessarily subject to the complete text of the statute, the Certificate of Incorporation, and the Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.   Exhibits.
Set forth below is a list of exhibits included as part of this Registration Statement.
Exhibit Number	Description
Incorporation by Reference
(Where a report or registration statement is indicated
below, that document has been previously filed with the
SEC and the applicable exhibit is incorporated by
reference thereto)

4.1	Amended and Restated Certificate of Incorporation of Amazon.com, Inc.	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed May 27, 2022 (File No. 000-22513).
4.2	Amended and Restated Bylaws of Amazon.com, Inc.	Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed May 3, 2024 (File No. 000-22513).
4.3	Indenture, dated as of November 29, 2012, between Amazon.com, Inc. and Wells Fargo Bank, National Association, as trustee.	Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed November 29, 2012 (File No. 000-22513).
4.4	Supplemental Indenture, dated as of April 13, 2022, among Amazon.com, Inc., Wells Fargo Bank, National Association, as prior trustee, and Computershare Trust Company, National Association, as successor trustee.	Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed April 13, 2022 (File No. 000-22513).
4.5	Form of Subordinated Indenture.	Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3, filed November 26, 2012 (File No. 333-185137).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.	Filed herewith.
23.1	Consent of Ernst & Young LLP.	Filed herewith.
23.2	Consent of Gibson, Dunn & Crutcher LLP.	Included in Exhibit 5.1 filed herewith.
24.1	Powers of Attorney.	Included on the signature pages hereto.
25.1	Statement of Eligibility of Trustee in Respect of Senior Indenture.	Filed herewith.
25.2	Statement of Eligibility of Trustee in Respect of Subordinated Indenture.	Filed herewith.
107	Filing Fee Table.	Filed herewith.

Item 17.   Undertakings.
The undersigned Registrant hereby undertakes:
(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 6, 2026.
AMAZON.COM, INC.
By:
/s/ Shelley L. Reynolds

Name:
Shelley L. Reynolds

Title:
Vice President, Worldwide Controller

POWER OF ATTORNEY
Each of the directors and/or officers of Amazon.com, Inc., whose signature appears below hereby appoints David A. Zapolsky, Antonio Masone, and Susan K. Jong and each of them severally as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to date and file with the Securities and Exchange Commission this registration statement on Form S-3, and to sign, date, and file any and all post-effective amendments to such registration statement, with exhibits thereto and other documents in connection therewith, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
/s/ Andrew R. Jassy Andrew R. Jassy	President and Chief Executive Officer (Principal Executive Officer) and Director	February 6, 2026
/s/ Brian T. Olsavsky Brian T. Olsavsky	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 6, 2026
/s/ Shelley L. Reynolds Shelley L. Reynolds	Vice President, Worldwide Controller (Principal Accounting Officer)	February 6, 2026
/s/ Jeffrey P. Bezos Jeffrey P. Bezos	Executive Chair	February 6, 2026
/s/ Keith B. Alexander Keith B. Alexander	Director	February 6, 2026
/s/ Edith W. Cooper Edith W. Cooper	Director	February 6, 2026

S-1

Signature	Title	Date
/s/ Jamie S. Gorelick Jamie S. Gorelick	Director	February 6, 2026
/s/ Daniel P. Huttenlocher Daniel P. Huttenlocher	Director	February 6, 2026
/s/ Andrew Y. Ng Andrew Y. Ng	Director	February 6, 2026
/s/ Indra K. Nooyi Indra K. Nooyi	Director	February 6, 2026
/s/ Jonathan J. Rubinstein Jonathan J. Rubinstein	Director	February 6, 2026
/s/ Brad D. Smith Brad D. Smith	Director	February 6, 2026
/s/ Patricia Q. Stonesifer Patricia Q. Stonesifer	Director	February 6, 2026
/s/ Wendell P. Weeks Wendell P. Weeks	Director	February 6, 2026

S-2